UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2014, InterMune, Inc. (“InterMune”) issued a press release announcing that it has resubmitted its pirfenidone New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) in response to a Complete Response Letter received in May 2010. Pirfendione is being developed for the treatment of adult patients with idiopathic pulmonary fibrosis.

Under the Prescription Drug User Fee Act, the FDA has 74 days after resubmission of an NDA to evaluate the submission in order to determine if it is sufficiently complete. If in this 74-day period the FDA determines that the submission is complete, the review clock will be deemed to have restarted as of the date that the resubmission was received by the FDA. As the resubmission of an efficacy supplement, the submission of the ASCEND data represents a Class 2 resubmission that has a target FDA review of six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2014	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration and Chief Financial Officer